EXHIBIT 10.22

                             STIMSONITE CORPORATION
                               EXECUTIVE OFFICERS
                        1998 INCENTIVE COMPENSATION PLAN


                 SUBJECT: Incentive Compensation Plan for the Executive Officers of the Company for the time period of January 1, 1998 through December 31, 1998.

                 PURPOSE: To institute a compensation package providing a monetary incentive to meet and exceed predetermined financial goals and personal objectives. Nothing herein is meant to guarantee or should be construed as guaranteeing employment for a specific term or the payment of any bonus (hereunder or otherwise).

               INCENTIVE       Each  Executive  Officer  will be eligible for an
            COMPENSATION:      annual  incentive bonus ("Target Bonus") equal to
                               a set percentage of the Executive  Officer's 1998
                               year  ending  base salary  ("Base  Salary").  The
                               Target Bonus has two  components:  (i)  Financial
                               Objective  Component;  Bonus  plus (ii)  Personal
                               Objective   Component  Bonus.  The  criteria  for
                               earning the Financial  Objective  Component Bonus
                               and the Personal  Objective  Component  Bonus are
                               customized   for  each   Executive   Officer  and
                               approved  by the  Compensation  Committee  of the
                               Company's Board of Directors. Refer to Schedule A
                               for   details  of  the   Target   Bonus  and  the
                               components and the calculation thereof for each Executive Officer.

                               Financial  Objectives  -  A  Financial  Objective
                               Component Bonus is based on the financial performance of the Company on a consolidated basis and/or certain product lines. It will comprise 75% to 100% of the Target Bonus, depending on the individual. Calculation of the actual payout requires a comparison of actual income for the Company on a consolidated basis and/or for a particular product line against pre-established Income targets ("Earnings Targets"). Depending on the level of actual income, "points" will be earned by the Executive Officer. The points will be inserted in a formula, defined in Schedule A, to compute the bonus payment. If the actual income is equal to the related Earnings Target, then the Executive Officer would earn 100 points. If the actual income is less than or more than the Earnings Target, then the Executive Officer would earn less than or more than 100 points, as the case

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

                               may be. No points will be earned in 1998 unless the actual level of income is equal to or more than the actual level of income earned in 1997. The maximum award is 200 points. The maximum points are awarded if relevant earnings are at a defined maximum achievement level.

                               Personal Performance Objectives - Personal Objectives are measurable goals approved by the Compensation Committee of the Company's Board of Directors. Payment for the Personal Objective Component Bonus will equal 0 to 25% of the Target Bonus, depending upon the individual. Payment for the Personal Objective Component Bonus is calculated based on the percentage of completion of each objective. Up to 100 points can be earned for full achievement of all personal objectives.


               EFFECTIVE       This  plan  will be in  effect  during  the  1998
                   DATES:      fiscal  year  subject to the  Company's  right to
                               terminate  or amend  the plan  upon  thirty  (30)
                               days' written notice. Participants who resign from or are terminated from the Company during the plan year or prior to the payout date will not receive an award. The payout date will occur when audited year end statements are available, usually within 60 days of the end of the fiscal year.

                BENEFITS:      Life insurance, long-term disability, the savings
                               and investment plan, and the capital accumulation plan benefits will be based on the participant's
                               Base Salary only.



              RESOLUTION       In  the   event   of  any   dispute   as  to  the
                DISPUTES:      interpretation  or  application of the provisions
                               of   this   agreement,   the   decision   of  the
                               Compensation  Committee of the Company's Board of
                               Directors shall be final and binding on all parties.



                COMPLETE       This  agreement  amends,  supersedes and entirely
               AGREEMENT:      replaces    all    previous     agreements    and
                               understandings,  oral or written, with respect to
                               incentive   compensation   payments   and   shall
                               constitute the exclusive basis upon which such payments shall be made during the period in which this agreement remains in effect.

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
                                                                      Schedule A

TARGET BONUS INFORMATION


                                                                    Composition of Target Bonus
                                                 Target         ----------------------------------
Executive Officer       Title                    Bonus*         Financial      Personal Objectives
-----------------       -----                    ------         ---------      -------------------
Robert E. Stutz         President                  50%             100%                0%

Michael A. Cherwin      VP-Human Resources         35%              75%               25%

Lew C. Coffin           VP - Operations            35%              75%               25%

Clifford S. Deremo      VP-Sales and Marketing     35%              75%               25%

Walter B. Finley        VP- Atlanta Operations     35%              75%               25%

Robert M. Pricone       VP - Engineering           35%              75%               25%

Thomas C. Ratchford     VP-Finance                 50%              75%               25%


* expressed as a percentage of base salary

                                 PAYMENT FORMULA

            Total Incentive Compensation Payment equals A + B where:


A = Financial Objective Component Bonus, under which payment is calculated as:

(Points achieved / 100) x [75% to 100%, depending on the individual] x (Target Bonus)

                                       AND

B = Personal Objective Component Bonus, under which payment is calculated as:

(Points achieved / 100) x [0% to 25%, depending on the individual] x (Target Bonus)

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